SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                            SHERIDAN HEALTHCARE, INC.
             (Exact name of Registrant as specified in its charter)
           Delaware                                                04-3252967
  (State or other jurisdiction                                 (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

                         4651 Sheridan Street, Suite 400
                            Hollywood, Florida 33021
                                 (954) 987-5822
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         -------------------------------

                            Mitchell Eisenberg, M.D.
                 Chairman, President and Chief Executive Officer
                            Sheridan Healthcare, Inc.
                         4651 Sheridan Street, Suite 400
                            Hollywood, Florida 33021
                                 (954) 987-5822
(Name, address, including zip code, and telephone number, including area code,of
     Registrant's agent for service)

                                 With a copy to:

                              Kevin M. Dennis, Esq.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                           Boston, Massachusetts 02109

                          -----------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                               Proposed Maximum     Proposed Maximum     Amount of
Title of Securities Being      Amount to be   Offering Price Per   Aggregate Offering   Registration
       Registered               Registered        Share(1)              Price(1)             Fee
-------------------------------------------------------------------------------------------------------

  Common Stock, par value         289,596          $8.56             $2,478,942.00         $751.20
       $.01 per share
-------------------------------------------------------------------------------------------------------

(1) Based upon the average of the high and low sale prices of the Common Stock of Sheridan Healthcare, Inc. reported on the Nasdaq National Market on May 7, 1997 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offcer to buy nor shall there be any sale of these securities in any state in which such offer, soliciation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                    SUBJECT TO COMPLETION, DATED MAY 14, 1997

PROSPECTUS
----------

                                 289,596 Shares

                            Sheridan Healthcare, Inc.

                                  Common Stock
                          -----------------------------

        This Prospectus relates to the offer and sale from time to time (the "Offering") of up to 289,596 shares of common stock, par value $.01 per share (the "Common Stock"), of Sheridan Healthcare, Inc. ("Sheridan" or the "Company") held by certain stockholders of the Company, of which 239,596 shares of Common Stock were issued to certain of the former stockholders of Neonatology Certified, Inc. ("Neonatology Certified") (the "Neonatology Stockholders") in March 1996 in connection with the acquisition of Neonatology Certified by the Company. The Company is registering the offer and sale of these shares of Common Stock pursuant to the Company's obligations under a certain Investment and Stockholders' Agreement (the "Investment Agreement"), dated as of March 14, 1996, by and among the Company, the Neonatology Stockholders and certain other parties. The remaining 50,000 shares of Common Stock offered hereby were issued to Summit Hospital Corporation ("Summit" and, together with the Neonatology Stockholders, the "Selling Stockholders") in November 1995 upon the conversion of a convertible note issued to Summit in June 1995. The Company is registering the offer and sale of these shares pursuant to its obligations under a certain Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), dated as of June 5, 1995, as amended, by and among the Company, Summit and certain other parties. The registration of the shares of Common Stock offered hereby does not necessarily mean that any shares of Common Stock will be offered or sold by the Selling Stockholders.

        The Company has been advised by each of the Selling Stockholders that each Selling Stockholder, acting as principal for its own account, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell all or a portion of the Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and the public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." Each of the Selling Stockholders reserves the sole right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

        The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Common Stock may be deemed to be underwriting commissions or discounts under the Securities Act.

        The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered hereby will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discount, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay all of the expenses of the Offering other than brokerage or underwriting commissions. See "Registration Rights" and "Plan of Distribution" for indemnification arrangements between the Company and the Selling Stockholders. The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Stockholders.

   The Common Stock is quoted on the Nasdaq National Market ("NASDAQ") under the symbol "SHCR."

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.
                               -------------------
                   The date of this Prospectus is May 14, 1997.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Company is required to file electronic versions of these reports, proxy statements and other information with the Commission via the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains all EDGAR filings.

        The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-26806), as filed on March 31, 1997; and (ii) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed September 20, 1995, including any amendment or report filed for the purpose of amending such description.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

        The Company will provide, without charge, to each person, including any owner (beneficial or of record) of Common Stock, to whom a copy of this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Jay A. Martus, Esq., Vice President, Secretary and General Counsel, Sheridan Healthcare, Inc., 4651 Sheridan Street, Suite 400, Hollywood, Florida 33021, telephone (954) 987-5822.

                                   THE COMPANY


GENERAL

        The Company is a physician practice management company which provides specialist physician services at hospitals and ambulatory surgical facilities in the areas of anesthesia, neonatology, pediatrics, emergency services and obstetrics and owns and operates, or manages, office-based primary care and obstetrical practices. The Company derives substantially all of its revenue from the medical services provided by the physicians who are employed by the Company or whose practices are managed by the Company. The Company generates revenue from its specialist physician services by directly billing third-party payors or patients on a fee-for-service or discounted fee-for-service basis. In addition, several hospitals at which the Company provides specialist physician services pay subsidies to the Company to supplement revenue from billings to third-party payors. The Company generates revenue from its office-based physician services pursuant to various payment arrangements, including shared-risk capitation arrangements, fee-for-service or discounted fee-for-service arrangements and other capitation arrangements.

        The Company's objective is to expand its business by increasing the number of hospitals and other health care facilities at which it provides specialist physician services, providing physician services in additional specialties to existing hospital customers and acquiring additional physician practices. One of the Company's key strategies is to create integrated physician groups, consisting of both hospital-based and office-based physicians in various complementary specialties, that support the Company's hospital customers. As of April 17, 1997, the Company employed, or managed the practices of, approximately 210 physicians practicing under 43 specialty service contracts with 27 health care facilities and at 18 office locations. The Company recently sold its rheumatology practices, which consisted of six rheumatologists practicing in four office locations and currently intends to sell certain other office-based practices consisting of five office locations at which the Company employs approximately 10 physicians. See "Operations -- Office-based Physician Services" below for more information.

OPERATIONS

        Hospital-based Physician Services. The Company currently provides or manages hospital-based physician services at 22 hospitals and five ambulatory surgery facilities located in Florida, New York, Texas, Virginia and West Virginia. These services are provided by approximately 165 physicians who are employed by the Company or whose practices are managed by the Company, of which 75 are anesthesiologists, 45 are neonatologists or pediatricians, 40 are emergency room physicians and 5 are obstetricians. The Company also has entered into an agreement to provide management services relating to the operation of anesthesia departments at six hospitals located in California.

        In most of its arrangements with hospitals and ambulatory surgery facilities, the Company is responsible for recruiting and employing physicians and other health care professionals who provide health care services at the facility. In addition, the Company provides a comprehensive range of support services, including contracting with third-party payors, billing and collections, malpractice risk management, quality assurance, and physician recruiting and credentialling. By entering into a contract with the Company, a hospital substantially reduces its responsibilities related to the contracted specialty, and eliminates the administrative burdens related to providing physician coverage, since the Company provides the contracted services on a 24-hour a day, 365-day a year basis.

        For each hospital or ambulatory surgery facility, the Company appoints a supervising physician who assumes an on-site leadership role with respect to all aspects of the services provided by the Company. In addition to providing physician services, this physician supervises the other physicians and other health care professionals at the facility, participates in the recruitment, promotion and compensation of physicians and other health care professionals employed or managed by the Company, and serves as a coordinator between the Company and other personnel at the facility.

        Since its inception, and unlike many of its competitors, the Company has directly employed most of its hospital-based specialist physicians and other health care professionals. The Company currently has employment agreements with most of its hospital-based physicians, which generally provide for terms of between one and five years and include non-competition provisions. The Company also employs advanced registered nurse practitioners, certified nurse midwives and physician assistants who provide services in accordance with written protocols. The compensation structure for physicians and other health care professionals is intended to be competitive within the geographic market in which they are employed.

        The Company and its predecessors have been providing and managing hospital-based physician services for more than 40 years. All of the Company's specialist physician services were in the area of anesthesia until 1994, when the Company began to deliver emergency physician services. The Company further expanded the scope of its hospital-based services to include neonatology and pediatrics in 1996 and obstetrics in 1997. Except for one acquisition in March 1996, the Company has expanded its hospital-based services business entirely by being awarded new contracts for its services. In March 1996 the Company acquired Neonatology Certified and Children's Hospital Services, Inc., a 43-physician neonatology and pediatric practice which delivered specialist physician services at 11 hospitals in Florida and Virginia.

        Office-based Physician Services. The Company currently employs, or manages the practices of, approximately 45 office-based physicians, of which 34 are primary care physicians and 11 are obstetricians. The practices of these physicians are conducted at 18 office locations, all of which are in Florida. The Company also provides primary care physician services to hospitalized members of a managed care organization through a panel services agreement with the managed care organization. All of the physician office locations are leased by the Company under long-term lease arrangements, except for one location, which is owned by the Company.

        In November 1996, the Company announced that in connection with a change in its strategic direction, it intends to sell non-strategic office-based physician practices. One of these non-strategic office locations was sold by the Company in December 1996, another one was sold in February 1997 and an additional four, which comprised all of the Company's rheumatology practices, were sold in April 1997. The Company currently intends to sell the remaining non-strategic practices, which consist of five office locations at which the Company currently employs approximately 10 primary care physicians.

        The Company's primary focus in its office-based services business is to expand its obstetrical practices and to acquire additional obstetrical practices. Office-based obstetrical practices complement the Company's hospital-based services business because a significant number of obstetrical patients require anesthesia and/or neonatology physician services. The Company currently employs, or manages the practices of, 11 office-based obstetricians practicing in five office locations.

        The Company commenced its office-based services business in 1994 by acquiring a four-location primary care practice that employed nine physicians. The Company completed an additional eleven acquisitions of office-based primary care, obstetrical and rheumatology practices during the period from December 1994 to October 1996. In addition, the Company entered into two long-term management agreements in 1996, under which it manages the practices of certain office-based physicians in exchange for a fee. Substantially all of the
Company's office-based revenue has been derived from acquired physician practices and the two management agreements.

        The Company has employment agreements with substantially all of its office-based physicians, which generally provide for terms of between one and five years and include non-competition provisions. The Company also employs nurses, other clinical personnel and administrative personnel for its office-based operations.

        Acquisitions. The Company typically acquires a physician practice by paying the owners of the practice a multiple of the expected post-acquisition earnings of the practice, and entering into long-term employment agreements with the former physician owners of the practice. These employment agreements range from three to ten years in length and typically provide for base compensation and employee benefits and may contain incentive compensation provisions based on increases in productivity and efficiency.

        Management Agreements. In some cases, as an alternative to acquiring a physician practice, the Company enters into a long-term management agreement with the practice. In connection with a management agreement, the Company typically purchases the accounts receivable, furniture and equipment of the practice, and may pay for additional intangible rights, including restrictive covenant agreements with the practice's affiliated physicians.

        The Company's principal executive offices are located at 4651 Sheridan Street, Suite 400, Hollywood, Florida 33021, and its telephone number is (954) 987-5822.


                               REGISTRATION RIGHTS

        The registration of the shares of Common Stock pursuant to the Registration Statement of which this Prospectus is a part is pursuant to the Company's obligations under the terms of the Investment Agreement and the Stockholders' Agreement. Under the Investment Agreement, the Company is obligated, at the written request of the Neonatology Stockholders given prior to December 31, 1998, to cause to be filed registration statements on Form S-3 under the Securities Act covering the sale by the Neonatology Stockholders of the shares of Common Stock offered hereby by the Neonatology Stockholders and any remaining shares of Common Stock issued to the Neonatology Stockholders in connection with the acquisition of Neonatology Certified by the Company. Under the Stockholders' Agreement, the Company is obligated, among other things, at any time it determines or is required to register any of its securities, to notify Summit and, upon the written request of Summit, to include in such registration shares of Common Stock owned by Summit.

        Pursuant to the Investment Agreement and the Stockholders' Agreement, the Company has agreed to pay all expenses of effecting the registration of such shares of Common Stock (other than brokerage and underwriting commissions). The Company also has agreed to indemnify each Selling Stockholder and any person who controls any Selling Stockholder against all losses, claims, damages, expenses and liabilities arising under the securities laws in connection with the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto, subject to certain limitations. In addition, the Selling Stockholders have agreed to indemnify the Company and its directors, officers, employees and agents and any person who controls the Company against any losses, claims, damages, expenses and liabilities arising under the securities laws in connection with the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto, but only to the extent such loss, claim, damage or expense relates to written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement or this Prospectus or any amendment or supplement thereto or hereto.


                              SELLING STOCKHOLDERS

        The following table sets forth certain information with respect to the Selling Stockholders, including the number of shares of Common Stock beneficially owned by each Selling Stockholder as of the date of this Prospectus, the percentage of shares of Common Stock outstanding held by each and the number of shares of Common Stock offered hereby. There can be no assurance that all or any of the shares offered hereby will be sold.


                                                                                                   Percentage
                                                                                                    of Shares
                                 Number of Shares         Number of        Number of Shares         of Voting
                                  of Common Stock         Shares of         of Common Stock           Stock
                                 Beneficially Held       Common Stock      Beneficially Held       Outstanding
Selling Stockholder(1)         Prior to the Offering    Stock Offered     After the Offering   After the Offering
----------------------         ---------------------    -------------     ------------------   ------------------

Barry D. Chandler                      62,060             15,000                46,060                  *

M. Richard Auerbach                    56,407             16,000                40,407                  *

Joseph Schulman                        56,407             30,000                26,407                  *

Luiz Grajwer                           66,693             28,000                38,693                  *

Casey Falterman                        66,693             20,000                46,693                  *

Charles Frakes                         56,513             10,000                46,513                  *

Lester McIntyre                        56,513             35,000                21,513                  *

Mitchell Stern                         56,513             10,000                46,513                  *

Bruce Schulman                         40,194             10,000                30,194                  *

Ezequiel Cartaya                       40,194             40,194                    --                  *

Susan Brown (2)                        24,902              9,902                15,000                  *

Maria Antigua                          19,902              4,000                15,902                  *

Mesfin Afework                         19,902              6,500                13,402                  *

Vicki Johnston                         19,902              5,000                14,902                  *

Summit Hospital Corporation (3)       181,671             50,000               131,671                2.1

--------------------------------

*    Less than one percent.

(1) With the exception of Summit Hospital Corporation, each of the Selling Stockholders listed below (i) was formerly a stockholder of Neonatology Certified, Inc., which was acquired by the Company in March 1996; and (ii) is presently employed by the Company.

(2)  Includes 5,000 shares owned by spouse.

(3) Summit Hospital Corporation is an affiliate of OrNda Healthcorp, which controls certain health care facilities at which the Company provides specialist physician services.

                              PLAN OF DISTRIBUTION

        This Prospectus relates to the offer and sale from time to time of up to an aggregate of 289,596 shares of Common Stock by the Selling Stockholders. The Company is registering the Common Stock at the request of the Selling Stockholders pursuant to the Company's obligations under the Investment Agreement and the Stockholders' Agreement, but the registration of the Common Stock does not necessarily mean that any of the Common Stock will be offered or sold by the Selling Stockholders hereunder. The Company will not receive any proceeds from the offering of the Common Stock by the Selling Stockholders.

        The distribution of the Common Stock may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis.

In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. Underwriters may sell the Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Stockholders from sales of the Common Stock offered by the Selling Stockholders hereby will be the purchase price of such Common Stock less any broker's commissions and underwriter's discounts.

        To  the  extent   required  by  the   Securities  Act  with  respect  to
underwritten offerings, the specific shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

        The sale of shares of Common Stock by the Selling Stockholders, or by pledgees, donees, transferees, or other successors-in-interest, may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-dealer may act as agent for the Selling Stockholders or may purchase from the Selling Stockholders all or a portion of such shares as principal. Such sales may be made on the Nasdaq National Market or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Stockholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

        The Company will pay substantially all the expenses incurred by the Selling Stockholders and the Company incident to the offering and sale of the shares of Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

        The legality of the Common Stock offered hereby will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.


                                     EXPERTS

        The consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in giving those reports.

----------------------------------------            ----------------------------

----------------------------------------            ----------------------------


        NO DEALER,  SALESPERSON OR OTHER
INDIVIDUAL  HAS BEEN  AUTHORIZED TO GIVE
ANY     INFORMATION    OR    MAKE    ANY
REPRESENTATIONS  NOT  CONTAINED  IN THIS                289,596 SHARES
PROSPECTUS.   IF  GIVEN  OR  MADE,  SUCH
INFORMATION OR  REPRESENTATION  MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY   THE    COMPANY   OR   THE   SELLING                   SHERIDAN
STOCKHOLDERS.  THIS  PROSPECTUS DOES NOT               HEALTHCARE INC.
CONSTITUTE   AN  OFFER  TO  SELL,  OR  A
SOLICITATION  OF AN  OFFER  TO BUY,  THE
COMMON STOCK IN ANY JURISDICTION  WHERE,                 COMMON STOCK
OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL
TO  MAKE  SUCH  OFFER  OR  SOLICITATION.
NEITHER THE DELIVERY OF THIS  PROSPECTUS
NOR ANY SALE MADE HEREUNDER SHALL, UNDER
ANY CIRCUMSTANCES, CREATE AN IMPLICATION
THAT  THERE  HAS NOT BEEN ANY  CHANGE IN
THE FACTS  SET FORTH IN THIS  PROSPECTUS
OR IN THE AFFAIRS OF THE  COMPANY  SINCE
THE DATE HEREOF.
     -------------------------


                                                     --------------------
                                                           PROSPECTUS
                                                     --------------------














                                                             MAY 14, 1997




----------------------------------------            ----------------------------

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          --------------------------------------------

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

        Registration fee -- Securities and Exchange Commission..        $ 751.20
        Accountants' fees and expenses..........................               *
        Blue Sky fees and expenses..............................               *
        Legal fees and expenses (other than Blue Sky)...........               *
        Miscellaneous...........................................               *
                                                                        --------

        TOTAL...................................................        $      *
                                                                        ========

        *      To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

        In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Article V of the Company's Amended and Restated By-laws provides for indemnification by the Company of its officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

        The Amended and Restated Stockholders' Agreement, filed as Exhibit 4.2 to the Company's registration statement on Form S-1 (File No. 33-93290) filed on June 8, 1995, as amended (the "Form S-1"), provides for indemnification by the Company of its existing principal stockholders and the controlling persons of such stockholders (one of whom is a director of the Company) against certain liabilities arising under the securities laws.

        Under Section 7 of the Underwriting Agreement filed as Exhibit 1.1 to the Form S-1, the underwriters of the Company's initial public offering have agreed to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

        The  Company  carries  directors'  and  officers'   liability  insurance
covering its directors and officers.

ITEM 16.          EXHIBITS.

      4.1 Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

      4.2 Amended and Restated By-laws (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

      4.3 Investment and Stockholders' Agreement, dated as of March 14, 1996, by and among the Company and the parties listed on Schedule A thereto (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Current Report on Form 8-K, filed March 29, 1996, as amended).

      4.4 Amended and Restated Stockholder's Agreement by and among SAMA Holdings, Inc., the TA Investors, as defined therein, the NationsBank Investors, as defined therein, Summit Hospital Corporation and the additional parties listed on Schedule B thereto, amended and restated as of June 5, 1995 and effective as of November 28, 1994 (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-93290) filed on June 8, 1995, as amended).

      4.5 Amendment to Stockholders' Agreement by and among SAMA Holdings, Inc., the TA Investors, as defined therein, the NationsBank Investors, as defined therein, Summit Hospital Corporation and the additional parties listed on Schedule B thereto, as amended and restated as of June 5, 1995, and effective as of November 28, 1994, dated as of October 27, 1995 (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

      23.1        Consent of Arthur Andersen LLP,   Independent Certified Public
                  Accountants.

      23.2 Consent of Goodwin, Procter & Hoar LLP(included in Exhibit 5.1 hereto).

      24.1 Powers of Attorney (included on the signature page of this Registration Statement).


ITEM 17.  UNDERTAKINGS.
          -------------

        (a)    The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                      (i)    To include any prospectus required by Section 10(a)
               (3) of the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on May 14, 1997.

                             SHERIDAN HEALTHCARE, INC.



                             By:  /s/Mitchell Eisenberg
                                  --------------------------------------
                                  Mitchell Eisenberg, M.D.
                                  Chairman,President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mitchell Eisenberg, M.D. and Jay A. Martus, Esq., and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



     Signature                            Title                         Date


/s/Mitchell Eisenberg        Chairman of the Board of Directors,    May 14, 1997
--------------------------   President and Chief Executive Officer
Mitchell Eisenberg, M.D.     (Principal Executive Officer)



/s/Michael F. Schundler      Chief Operating Officer and Chief      May 14, 1997
--------------------------   Financial Officer (Principal Financial
Michael F. Schundler         Officer and Principal Accounting Officer)


/s/ Lewis D. Gold            Executive Vice President-Business      May 14, 1997
------------------------     Development and Director
Lewis D. Gold, M.D.

/s/ Robert W. Daly           Director                               May 14, 1997
--------------------------
Robert W. Daly

/s/ Henry F. Golembesky      Director                               May 14, 1997
--------------------------
Henry E. Golembesky, M.D.

/s/ Neil A. Natkow           Director                               May 14, 1997
--------------------------
Neil A. Natkow, D. O.

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

      4.1 Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

      4.2 Amended and Restated By-laws ( incorporated herein by reference to such exhibit filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

      4.3 Investment and Stockholders' Agreement, dated as of March 14, 1996, by and among the Company and the parties listed on Schedule A thereto (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Current Report on Form 8-K, filed March 29, 1996, as amended).

      4.4 Amended and Restated Stockholder's Agreement by and among SAMA Holdings, Inc., the TA Investors, as defined therein, the NationsBank Investors, as defined therein, Summit Hospital Corporation and the additional parties listed on Schedule B thereto, amended and restated as of June 5, 1995 and effective as of November 28, 1994 (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-93290) filed on June 8, 1995, as amended).

      4.5 Amendment to Stockholders' Agreement by and among SAMA Holdings, Inc., the TA Investors, as defined therein, the NationsBank Investors, as defined therein, Summit Hospital Corporation and the additional parties listed on Schedule B thereto, as amended and restated as of June 5, 1995, and effective as of November 28, 1994, dated as of October 27, 1995 (incorporated herein by reference to such exhibit filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1 Consent of Arthur Andersen LLP, Independent Certified Public Accountants.

     23.2           Consent of Goodwin,  Procter & Hoar LLP (included in Exhibit
                    5.1 hereto).

     24.1 Powers of Attorney (included on the signature page of this Registration Statement).